UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 26, 2010

Concho Resources Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-33615	76-0818600

(Commission File Number)	(I.R.S. Employer Identification No.)

550 West Texas Avenue, Suite 100
Midland, Texas	79701

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (432) 683-7443
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On January 26, 2010, Concho Resources Inc. (the “Company”) and its subsidiaries entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and UBS Securities LLC, as representatives of the underwriters named in Schedule 1 thereto (collectively, the “Underwriters”), in connection with an underwritten public offering of up to 5,347,500 shares of common stock (the “Common Shares”), including up to 697,500 shares to cover any over-allotments. On January 27, 2010, the Underwriters exercised this over-allotment option in full. The Common Shares have been registered under the Securities Act of 1933 (the “Securities Act”) pursuant to an automatic shelf Registration Statement on Form S-3 (Registration No. 333-161809) of the Company, filed with the Securities and Exchange Commission on September 9, 2009. Closing of the issuance and sale of the Common Shares is scheduled for February 1, 2010. A legal opinion related to the Common Shares is filed herewith as Exhibit 5.1.
     The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. Furthermore, the Company has agreed with the Underwriters not to offer or sell any shares of its common stock (or securities convertible into or exchangeable for common stock), subject to customary objections, for a period of 60 days without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.
     The Underwriters or their affiliates have from time to time provided investment banking, commercial banking and financial advisory services to the Company, for which they have received customary compensation. The Underwriters and their affiliates may provide similar services in the future. In particular, certain of the underwriters or their affiliates are lenders under the Company’s credit facility and will receive a portion of the proceeds from this offering. In addition, from time to time, certain of the Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Company’s debt or equity securities or loans, and may do so in the future.
     The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement dated January 26, 2010, by and among Concho Resources Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and UBS Securities LLC, as representatives of the underwriters named therein.

Exhibit Number	Description
5.1	Opinion of Vinson & Elkins L.L.P.
23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.
Date: January 29, 2010	By:	/s/ C. WILLIAM GIRAUD
		Name:	C. William Giraud
		Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement dated January 26, 2010, by and among Concho Resources Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and UBS Securities LLC, as representatives of the underwriters named therein.
5.1	Opinion of Vinson & Elkins L.L.P.
23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).